                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             EXCELSIOR FUNDS, INC.

                             EXCELSIOR FUNDS TRUST

                        EXCELSIOR TAX-EXEMPT FUNDS, INC.

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
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                  FOR INTERNAL USE AND DISTRIBUTION ONLY


PLEASE BE ADVISED THAT A PROXY FOR THE EXCELSIOR FUNDS WAS FILED WITH THE SEC ON APRIL 12, 2006. THE PURPOSE OF THIS COMMUNICATION IS TO PROVIDE YOU WITH GENERAL INFORMATION ON THE PROXY. IF FUND SHAREHOLDERS HAVE QUESTIONS ABOUT THE PROXY, NEED HELP VOTING THEIR SHARES, OR ARE REQUESTING A RE-MAIL, DIRECT THEM TO CALL THE PROXY SOLICITOR, D.F. KING AT 1-888-414-5566. IF YOU RECEIVE A CALL FROM A SHAREHOLDER WHO IDENTIFIES THEMSELVES AS A US TRUST CLIENT, ASK THEM TO CONTACT THEIR RELATIONSHIP MANAGER AT US TRUST.


Mailing of the proxy statements and proxy cards to Excelsior Funds shareholders is expected to commence the week of April 24.
THERE IS ONE PROPOSAL ON THE PROXY - ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS. Shareholders are being asked to approve a proposal to elect ten members to the Board of Directors, six from the current board of directors, plus four new nominees, all of whom are experienced mutual fund directors. THE BOARD OF DIRECTORS OF THE EXCELSIOR FUNDS IS RECOMMENDING THAT SHAREHOLDERS VOTE FOR ALL TEN NOMINEES.

WHY SHAREHOLDERS ARE BEING ASKED TO ELECT BOARD NOMINEES
Certain changes have been made to the way the Excelsior Funds' advisers and administrator provide administrative and other non-advisory services to the Excelsior Funds. As a result, the Excelsior Funds and the Laudus Funds, a separate group of mutual funds in the Schwab mutual fund complex, now share certain complex-wide administrative, compliance, marketing and other functions.

To complement these changes, it has been proposed that a single group of Directors, composed of six current members of the Excelsior Funds Board, plus four new nominees, three of whom are currently directors of the Laudus Funds, jointly oversee the two fund families. It is anticipated that the new unified Board will strengthen the oversight provided on behalf of fund shareholders and that the unification of the board structure may result in certain long-term cost and operating efficiencies.

ALL VOTES ARE IMPORTANT. TO HELP ENSURE A QUORUM IS REACHED, ENCOURAGE CLIENTS TO VOTE ALL PROXY CARDS RECEIVED AS SOON AS POSSIBLE. Shares may be voted over the internet, via touch tone phone, or by mail. Voting instructions are provided on the proxy cards received by shareholders and copied below for reference.

TO VOTE BY TELEPHONE                  To vote by Internet                 To vote by Mail
1) Read the Proxy Statement and       1) Read the Proxy Statement         1) Read the Proxy Statement.
   have the Proxy card below at          and have the Proxy card          2) Check the appropriate box
   hand.                                 below at hand.                      on the reverse side.
2) Call  1-888-221-0697.              2) Go to WWW.PROXYWEB.COM           3) Sign, date and return the
3) Follow the simple instructions.    3) Follow the simple instructions      Proxy card using the enclosed
                                                                             envelope

THE SHAREHOLDER MEETING WILL BE HELD AT 8:30 AM PST ON JUNE 28, 2006
The meeting will be held at the offices of Charles Schwab & Co. Inc., at 101 Montgomery Street, 2nd floor, in San Francisco.